WRITTEN CONSENT OF DIRECTORS
                       TO CORPORATE ACTION WITHOUT MEETING
                           BY BIOGENTECH CORPORATION,
                              a Nevada Corporation

         The undersigned are the only members of, and, therefore, constitute, the entire Board of Directors of BioGentech Corporation, a Nevada corporation ("Corporation"), and hereby consent, by this writing, to take the following action, to adopt the following resolutions, and to transact the following business of this Corporation:

         WHEREAS, the Board of Directors of this Corporation met on March 4, 2004 and found it in the best interests of this Corporation to approve the issuance of 615,834 shares of its $.001 par value ("Shares") to be issued as set forth on Exhibit A attached hereto, which are to be issued to the individuals indicated as payment for the following: to employees in lieu of wages, Chaslav Radovich shall receive 120,923 shares; Ernest Armstrong shall receive 36,231 shares; and Jim Luce shall receive 81,516 shares; AJ Sexton shall receive 35,342 shares as payment for consultant services and 11,812 shares as a bonus; and the remaining shares to be issued to the remaining consultants listed on Exhibit A for the services rendered as specified, and that all these shares are to be registered pursuant to a Registration Statement on Form S-8;

         RESOLVED, this Corporation believes that, in accordance with that resolution by the Board of Directors regarding the issuance of the Shares, it is in the best interests of the Corporation and its shareholders to cause to be prepared a Registration Statement on Form S-8, pursuant to which the Corporation undertakes to register 615,834 shares of the Corporation's $.001 par value common stock, and that this Corporation shall therewith undertake the necessary actions to prepare and file with the Securities and Exchange Commission, a Registration Statement on Form S-8 and any required amendments for the registration of those Shares;

         RESOLVED, FURTHER, that the Corporation shall issue and deliver to those individuals specified, in accordance with the underlying agreements pertaining thereto, the certificates representing shares of the Corporation's $.001 par value common stock as noted; and, that these shareholders shall have all rights and privileges of shareholders of this Corporation, from this date forward, and that the shares so issued shall be fully paid and non-assessable, so that the consideration for such shares shall be the services received or to be rendered; and

         RESOLVED, FURTHER, the officers of this Corporation be, and hereby are, authorized, empowered and directed to take any and all action and shall enter into, execute and deliver any and all documents which those officers determine are necessary or appropriate to effectuate and carry out the intents and purposes of the resolutions specified in this Consent.

         THIS CONSENT is executed pursuant to the provisions of Section 78.315 of the Nevada Revised Statutes in accordance with the By-Laws of the Corporation and is to be filed with the minutes of proceedings of the Board of Directors of this Corporation.

Dated:  March 26, 2004                   /s/ Chaslav Radovich
                                        ---------------------------------------
                                            Chaslav Radovich, Director

Dated:  March 26, 2004                  /s/  Radul Radovich
                                        ---------------------------------------
                                            Radul Radovich, Director

Dated:  March 26, 2004                  /s/ Kevin Prendiville
                                        ---------------------------------------
                                            Kevin Prendiville, Director


                                    Exhibit A


----------------------------- --------------- --------------------------------
                               Shares  Service Provided/Employee
----------------------------- -------- ---------------------------------------

----------------------------- -------- ---------------------------------------
William Hitchcock              23,540  Accounting consultant
----------------------------- -------- ---------------------------------------
SP Callaway                       455  Graphic design consultant
----------------------------- -------- ---------------------------------------
David V. Cresson               23,850  Consumer pricing study consultant
----------------------------- -------- ---------------------------------------
Harlan Kickhoefer               1,641  Retail distribution consultant
----------------------------- -------- ---------------------------------------
G. H. Prestidge                 1,641  Retail distribution consultant
----------------------------- -------- ---------------------------------------
Everett Cowan                  23,750  Chain drug store sales consultant
----------------------------- -------- ---------------------------------------
Roger Fischer                   9,974  Product oriented campaign consultant
----------------------------- -------- ---------------------------------------
Alex Halbur                     1,247  Product oriented campaign consultant
----------------------------- -------- ---------------------------------------
Robert Berra                    1,247  Product oriented campaign consultant
----------------------------- -------- ---------------------------------------
Aimee Corso                       657  Product oriented campaign consultant
----------------------------- -------- ---------------------------------------
Robert K. Gardner             107,504  Advertising consultant
----------------------------- -------- ---------------------------------------
Tom Juettner                   12,031  Legal services - Patent attorneys
----------------------------- -------- ---------------------------------------
Mark Rumph                      8,225  IT consultant
----------------------------- -------- ---------------------------------------
Chaslav Radovich              120,923  Employee wages
----------------------------- -------- ---------------------------------------
Dale Hall                       1,246  Printing design consultant
----------------------------- -------- ---------------------------------------
Darcy Hall                      1,246  Printing design consultant
----------------------------- -------- ---------------------------------------
Howard Rettberg                 1,246  Printing design/consultant
----------------------------- -------- ---------------------------------------
Eric Hopkins                   10,010  Consulting CFO service (Fall 2003)
----------------------------- -------- ---------------------------------------
Gianfranco Puopolo             34,500  Legal counsel - InnoFood issue, Italy
----------------------------- -------- ---------------------------------------
Kelly Johnson                   9,375  Legal counsel - former lease
                                       resolution
----------------------------- -------- ---------------------------------------
David Filler                   20,625  Legal counsel - InnoFood issue, USA
----------------------------- -------- ---------------------------------------
AJ Sexton                      47,154  Administrative consultant,
                                       including bonus
----------------------------- -------- ---------------------------------------
Ernest Armstrong               36,231  Employee wages
----------------------------- -------- ---------------------------------------
Jim Luce                       81,516  Employee wages
----------------------------- -------- ---------------------------------------
Kevin Pickard (interim CFO)    15,625  Consulting CFO service (Apr-May 2004)
----------------------------- -------- ---------------------------------------
Judith Mann                     1,000  Legal counsel - employment agreements
----------------------------- -------- ---------------------------------------
Marty Marion                   13,125  Pharmaceutical company consultant
----------------------------- -------- ---------------------------------------
Daniel Katsin                   6,250  Advertising consultant
----------------------------- -------- ---------------------------------------
Total                         615,834
----------------------------- -------- ---------------------------------------